UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MILLENNIUM INDIA ACQUISITION COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4531310
(State of Incorporation)	(I.R.S. Employer Identification No.)

330 East 38th Street

Suite 46C

New York, New York 10016

(Address of principal executive offices and zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [      ]

Securities Act registration statement file number to which this form relates: 333-133189

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, par value $.0001 per share	American Stock Exchange

Warrants, exercisable for Common Stock at an exercise price of $6.00 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of Millennium India Acquisition Company Inc. A description of the units, common stock and warrants appearing under the caption, “Description of Securities” in the registrant’s Registration Statement on Form S-1 (File No. 333-133189), filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2006, as amended on each of May 18, 2006, June 6, 2006 and June 19, 2006, and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Registration Statement”), is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

3.1	Amended and Restated Certificate of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 to the Registration Statement)

3.2	By-laws of Registrant (Incorporated by reference to Exhibit 3.2 to the Registration Statement)

4.1	(Incorporated by reference to Exhibit 4.1 to the Registration Statement)

4.2	Specimen of common stock certificate (Incorporated by reference to Exhibit 4.2 to the Registration Statement)

4.3	Specimen of warrant certificate (Incorporated by reference to Exhibit 4.3 to the Registration Statement)

4.4	Form of Warrant Agreement between Registrant and American Stock Transfer & Trust Company, as warrant agent (Incorporated by reference to Exhibit 4.5 to the Registration Statement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Millennium India Acquisition Company Inc.

By:	/s/ F. Jacob Cherian
Name:	F. Jacob Cherian
Title	Title: President & Chief Executive Officer

Date: June 26, 2006